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                                 Exhibit 99.2

       [LOGO OF LAW ENGINEERING AND ENVIRONMENTAL SERVICES APPEARS HERE]


                               INTEROFFICE MEMO
--------------------------------------------------------------------------------

TO:       ALL LAW EMPLOYEES

FROM:     BRUCE C. COLES

DATE:     OCTOBER 28, 1996

SUBJECT:  RECAPITALIZATION UPDATE

I am pleased to bring you exciting news: We have entered into a preliminary agreement to merge with PSI Holdings, Inc. to create a world leader in our field.

The decision, which has been recommended by our financial advisor, Alex, Brown & Sons Incorporated, culminates our recapitalization efforts. Our Board of Directors has authorized management to enter into negotiations for a definitive agreement for presentation to our shareholders.

The merger creates a unique growth opportunity for us. The combined company will drive its growth with enhanced service lines, geographic reach and large project offerings.

The merger will provide our shareholders with an improved financial structure, greater flexibility and stability. It will provide our employees with career growth opportunities and new and exciting professional challenges.

Beginning immediately is a period of due diligence. The process will involve the exchange of information between many employees and managers of both companies. Your help and support is most important and appreciated. At the same time, we all must remain focused on day-to-day responsibilities.

I'm sure you will have countless questions. Please know that much remains to be determined as we work through details of this complex merger, and some aspects of this transaction must remain confidential. Patience from all of us will be appreciated.

As we finalize the terms of the transaction and strategic plan, we will share additional information. I have provided a copy of the press release for your information.